UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2013

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Curtis M. Uehlein as Acting Chief Operating Officer

On April 17, 2013, Curtis M. Uehlein, 53 years old, was appointed to the position of Acting Chief Operating Officer of Apollo Group, Inc. (the “Company”), to serve during the Company’s worldwide search for a new chief operating officer. On the same date, Mr. Uehlein was appointed as President of Apollo Global, Inc., the Company’s wholly-owned subsidiary (“Apollo Global”). Prior to that time, from March 21, 2011, Mr. Uehlein served as Chief Operating Officer of Apollo Global. From 2005 until joining Apollo Global in 2011, Mr. Uehlein was the President and Chief Operating Officer of Wall Street Institute International, a global provider of English language training to individual and corporate clients, where he was responsible for managing international operations in twenty-seven countries and a global franchisee network of more than four hundred education centers. Prior to joining Wall Street Institute International, Mr. Uehlein served in senior management positions for two years at Steelpoint Technologies, a services company providing litigation support solutions to the legal industry. He started his career in 1981 and worked for International Business Machines Corporation for eighteen years. Mr. Uehlein will not be separately compensated for his role as Acting Chief Operating Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

April 23, 2013	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer